EXHIBIT 4.6

Participant Name:	Michael Sotnick

Employee Number:	Sotnick123

Grant Name:	12/08/2008 NQ 1.48 2004 (2)

Issue Date:	08-Dec-2008

Expiry Date:	08-Dec-2015

Grant Price:	$1.48 USD

Total Options (NQ):	600,000

Vest Schedule - Options

Vest Date	Vest Quantity
08-Dec-2009	150,000
08-Jan-2010	12,500
08-Feb-2010	12,500
08-Mar-2010	12,500
08-Apr-2010	12,500
08-May-2010	12,500
08-Jun-2010	12,500
08-Jul-2010	12,500
08-Aug-2010	12,500
08-Sep-2010	12,500
08-Oct-2010	12,500
08-Nov-2010	12,500
08-Dec-2010	12,500
08-Jan-2011	12,500
08-Feb-2011	12,500
08-Mar-2011	12,500
08-Apr-2011	12,500
08-May-2011	12,500
08-Jun-2011	12,500
08-Jul-2011	12,500
08-Aug-2011	12,500
08-Sep-2011	12,500
08-Oct-2011	12,500
08-Nov-2011	12,500
08-Dec-2011	12,500
08-Jan-2012	12,500

Vest Date	Vest Quantity
08-Feb-2012	12,500
08-Mar-2012	12,500
08-Apr-2012	12,500
08-May-2012	12,500
08-Jun-2012	12,500
08-JuI-2012	12,500
08-Aug-2012	12,500
08-Sep-2012	12,500
08-Oct-2012	12,500
08-Nov-2012	12,500
08-Dec-2012	12,500
600,000

ACTIVIDENTITY CORP.

STOCK OPTION GRANT AGREEMENT

PART I - NOTICE OF STOCK OPTION GRANT

You have been granted an option (the Option) to purchase shares of common stock of Actividentity Corp. (the Shares), subject to the terms and conditions of the Actividentity 2004 Equity Incentive Plan (the Plan) and this Option Agreement, as follows.  Unless otherwise defined herein, the terms defined in this Option Agreement shall have the same defined meanings in the Plan.

TYPE OF OPTION FOR U.S. BENEFICIARIES ONLY: If designated above as an Incentive Stock Option (ISO), this Option is intended to quality as an ISO as defined in Section 422 of the Internal Revenue Code of 1986, as amended (the Code).  However, in accordance with the Code, to the extent that the aggregate fair market value of shares subject to ISOs granted to you which become exercisable for the first time during any calendar year (under all plans of the Company or any Affiliated Company) exceeds $100,000 or such other limit imposed by the Code, such excess Options are treated as Non-Statutory Stock Options (NSO).

VESTING SCHEDULE: This Option may be exercised, in whole or in part, in accordance with the following schedule:

The Option will vest and become exercisable as to 25% of the original number of Shares on the first anniversary of the Grant Date and thereafter in equal quarterly installments over the next 3 years provided that, on such dates you must remain in continuous service as an Employee under the Plan.

RESTRICTION FOR FRENCH BENEFICIARIES ONLY: The shares of common stock acquired as a result of the exercise of all or part of the Option cannot be transferred or sold by the Employee before the expiration of a four (4) year period which shall start from the grant date of 8-November-2007.  The shares of common stock acquired as a result of the exercise of the Option may however be immediately transferred upon the occurrence of one of the events referred to under Article 91-bis of Appendix II to the French General Tax Code.

TERMINATION PERIOD: This Option may be exercised for ninety (90) days after Termination of the Optionee’s employment with the Company or the Affiliated Company, as the case may be, provided that if exercised after the maximum time period allowed for exercise of an ISO, as described in the Plan, the Option shall be treated as a NSO.  Upon the death or Disability of the Optionee, this Option may be exercised for such longer period as provided in the Plan.  Except as provided in the Plan, this Option shall be exercised no later than the Term/Expiration Date as provided above.

By your signature and the signature of the Company’s representative below, you and the Company agree that this Option is granted under and governed by the terms and conditions of the Plan and this Option Agreement.  You have reviewed the Plan and this Option Agreement in their entirety, had the opportunity to obtain the advice of counsel prior to executing this Option Agreement, and fully understand all provisions of the Plan and Option Agreement.  You hereby agree to accept as binding, conclusive and final all decisions or interpretations of the Administrator upon any questions relating to the Plan and Option Agreement.  You further agree to notify the Company upon any change in the residence address indicated above.  You acknowledge and agree that this Option and its vesting schedule does not constitute an express or implied promise of continued employment and shall not interfere in any way with your right or the Company’s right to terminate your employment at any time.  Further, the benefits, if any, arising from your Option, shall not form any part of your wages, pay or remuneration or count as wages, pay or remuneration for pension fund or other purposes.  In no circumstances shall you on ceasing to hold your office or employment be entitled to any compensation for any loss of any right or benefit or prospective right or benefit under the Plan, which you might otherwise have enjoyed, whether such compensation is claimed by way of damages for wrongful dismissal or other breach of contract or by way of compensation for loss of office or otherwise.

ACTIVIDENTITY CORP.

STOCK OPTION GRANT AGREEMENT

PART II - TERMS AND CONDITIONS

1.             GRANT OF OPTION.  The Plan Administrator of the Company hereby grants to the Optionee named in the Notice of Grant attached as Part I of this Option Agreement (the Optionee), an option (the Option) to purchase the number of Shares of common stock, as set forth in the Notice of Grant, at the exercise price per Share set forth in the Notice of Grant (the Exercise Price), subject to the terms and conditions of the Actividentity 2004 Equity Incentive Plan, which is incorporated herein by reference.  In the event of a conflict between the terms and conditions of the Plan and the terms and conditions of this Option Agreement, the terms and conditions of the Plan shall prevail.

2.             EXERCISE OF OPTION

(a)           Right to Exercise.  This Option is exercisable during its term in accordance with the Vesting Schedule set out in the Notice of Grant and the applicable provisions of the Plan and this Option Agreement.  In the event of Optionees death, Disability or other termination of Optionee’s employment, the exercisability of the Option is governed by the applicable provisions of the Plan and this Option Agreement.

(b)           Method of Exercise.  This Option is exercisable by delivery of an exercise notice, in the form attached hereto (the Exercise Notice), comprising a share subscription form which shall state the election to exercise the Option, the number of Shares in respect of which the Option is being exercised (the Exercised Shares), and such other representations and agreements as may be required by the Company pursuant to the provisions of the Plan.  The Exercise Notice shall be signed by the Optionee and shall be delivered in person or by certified mail to the Company or its designated representative or by facsimile message to be immediately confirmed by certified mail to the Company.  The Exercise Notice shall be accompanied by payment of the aggregate Exercise Price as to all Exercised Shares.  This Option shall be deemed to be exercised upon receipt by the Company of such fully executed Exercise Notice accompanied by such aggregate Exercise Price.

No Shares shall be issued pursuant to the exercise of this Option unless such issuance and exercise complies with all relevant provisions of law and the requirements of any stock exchange or quotation service upon which the Shares are then listed.  Assuming such compliance, for income tax purposes, the Exercised Shares shall be considered transferred to the Optionee on the date the Option is exercised with respect to such Exercised Shares.

3.             METHOD OF PAYMENT.  Payment of the aggregate Exercise Price shall be by any of the methods permitted in the Plan.

4.             NON-TRANSFERABILITY OF OPTION.  This Option may not be transferred in any manner otherwise than by will or by the laws of descent or distribution and may be exercised during the lifetime of the Optionee only by the Optionee.  The terms of the Plan and this Option Agreement shall be binding upon the executors, administrators, heirs, successors and assigns of the Optionee.

5.             TERMS OF OPTION.  Subject to the provisions of the Plan, this Option may only be exercised pursuant to the terms set forth in the Notice of Grant, and may be exercised during such term only in accordance with the provisions of the Plan and this Option Agreement.

6.             ENTIRE AGREEMENT; GOVERNING LAW.  The Plan is incorporated herein by reference.  The Plan and this Option Agreement constitute the entire agreement of the parties with respect to the subject matter hereof and supersede in their entirety all prior undertakings and agreements of the Company and Optionee with respect to the subject matter hereof, and may not be modified except by means of a writing signed by the Company and Optionee.  This Option Agreement is governed by the laws of Delaware.  Any claim or dispute arising under the Plan or this Option Agreement shall be subject to the exclusive jurisdiction of Alameda County, California, USA